UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

EXPERIENCE INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 St, Paul St., Suite 800
Denver, CO 80206

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 284-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	EXPCU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	EXPC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50	EXPCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 7, 2021, Experience Investment Corp. (”EIC”) issued a press release announcing that it has scheduled the special meeting of EIC’s stockholders to approve, among other things, the previously announced business combination (the “Business Combination”) with BLADE Urban Air Mobility, Inc. (“Blade”) for May 5, 2021.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information about the Business Combination and Where to Find It

This communication relates to the proposed Business Combination between Blade and EIC. This communication is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. EIC has filed with the SEC a Registration Statement on Form S-4 (the “Form S-4”), which includes a preliminary proxy statement/prospectus that is both the proxy statement to be distributed to the EIC’s stockholders in connection with EIC’s solicitation of proxies for the vote by EIC’s stockholders with respect to the business combination with Blade and other matters described therein, as well as the prospectus relating to the offer and sale of the securities of EIC to be issued in the business combination. The Form S-4 was declared effective by the SEC on April 6, 2021 and the definitive proxy statement/prospectus and other relevant documents will be mailed to EIC’s stockholders of record as of March 17, 2021. EIC’s stockholders and other interested persons are advised to read the definitive proxy statement/prospectus in connection with EIC’s solicitation of proxies for the Special Meeting because the proxy statement/prospectus will contain important information about EIC, Blade and the business combination. Stockholders are also be able to obtain copies of the Form S-4 and the proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov or by directing a request to Experience Investment Corp., 100 St. Paul St., Suite 800. Denver, CO 80206 or mrichardson@riverinc.com.

Participants in the Solicitation

EIC, Blade and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of EIC’s stockholders with respect to the approval of the business combination with Blade. EIC and Blade urge investors, stockholders and other interested persons to read the Form S-4 and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the business combination, as these materials contain important information about Blade, EIC and the business combination. Information regarding the participants in the proxy solicitation, including EIC’s directors and officers and Blade’s directors and officers, and a description of their respective direct and indirect interests, by security holdings or otherwise, is included in the Form S-4 and the definitive proxy statement/prospectus for the business combination. Each of these documents is available at the SEC’s website or by directing a request to EIC as described above under “Additional Information bout the Business Combination and Where to Find It.”

Disclaimer

This communication is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE INVESTMENT CORP.

Dated: April 7, 2021	By:	/s/ Charlie Martin
	Name:	Charlie Martin
	Title:	Chief Financial Officer